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                                                                  EXHIBIT 10.3.1
                              STARBUCKS CORPORATION

                                1991 COMPANY-WIDE

                               STOCK OPTION PLAN:

                            RULES OF THE UK SUB-PLAN

Adopted by a resolution of the Compensation Committee of the Board on September 28, 1999 and amended on August 28, 2000, August 5, 2002 and November 20, 2003

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STARBUCKS CORPORATION 1991 COMPANY-WIDE STOCK OPTION PLAN:  RULES OF THE
UK SUB-PLAN

1        INTRODUCTION

For the purpose of granting options under a scheme approved by the Inland Revenue under Schedule 9, the terms of the Starbucks Corporation 1991 Company-Wide Stock Option Plan (the "Main Plan") shall be applied to any option which is designated as a "UK Approved Option" in the relevant Agreement, subject to the modifications set out in the following Rules.

2        DEFINITIONS

2.1 Where the context so admits, the definitions in the Main Plan also apply to these Rules. In addition, in these Rules:

         "Associated Company"       has the same meaning as in paragraph 35 of
                                    Schedule 4.

         "Company"                  means Starbucks Corporation, incorporated
                                    under the laws of the State of Washington, USA, whose principal office is at 2401 Utah
                                    Avenue South, Seattle, WA 98134, USA by
                                    whatever name known from time to time.

         "Control"                  has the same meaning as in Section 840 of
                                    the UK Act.

         "Exchange  Rate"           for any day means the average of the buying
                                    and the selling prices Pounds Sterling for US Dollar spot rates at close for that day, as quoted by the Financial Times newspaper
                                    (or a similar publication selected by the Committee).

         "Group" means the Company and any other companies of which the Company has Control and "member of the Group" shall be construed accordingly.

         "Inland Revenue"           means the Board of Inland Revenue of the
                                    United Kingdom.

         "ITEPA"                    means the Income Tax (Earnings and Pensions)
                                    Act 2003.

         "Key Feature"              means a provision of the UK Sub-Plan which
                                    is necessary to meet

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                                    the requirements of Schedule 4.

         "Main Plan"                means the Starbucks Corporation 1991
                                    Company-Wide Stock Option Plan as amended and restated by shareholders on June 4, 1998, and as from time to time further amended.

         "Market Value"             means, on any date, the regular trading
                                    session closing price of a share as reported by The Nasdaq Stock Market, Inc. provided that Inland Revenue Shares Valuation has agreed to this in advance, or otherwise the market value of a share determined in accordance with the provision of Part VIII of the United Kingdom Taxation of Chargeable
                                    Gains Act 1992 and agreed for the purposes of the UK Sub-Plan with Inland Revenue
                                    Shares Valuation on or before that date.

         "Qualifying Partner"       means any employee of a member of the Group
                                    who is not a director or officer, provided that to be a Qualifying Partner such employee must be resident and ordinarily resident in the United Kingdom.
                                    Notwithstanding any provision to the
                                    contrary herein, a Qualifying Partner shall not be subject to Sub-Sections (iii) and (3) of the definition of an Eligible Partner in
                                    Section 2 of the Main Plan.

         "Schedule 4"               means Schedule 4 to ITEPA 2003.

         "Shares" means the shares of common stock, $.001 par value per share, of the Company.

         "Subsisting Option"        means an option which has neither lapsed nor
                                    been exercised.

         "UK Act"                   means the United Kingdom Income and
                                    Corporation Taxes Act 1988.

         "UK Approved Option"       means an option to acquire Shares granted
                                    under the UK Sub-Plan.

         "UK Sub-Plan"              means the UK Sub-Plan of the Main Plan
                                    established by these Rules, as from time to time amended.

2.2      Where the context so admits, any reference in these Rules:

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         a.       to the singular number shall be construed as if it referred also to the plural number and vice versa;

         b. to the masculine gender shall be construed as if it referred also to the feminine gender; and

         c. to a statute or statutory provision shall be construed as if it referred also to that statute or statutory provision as for the time being modified, extended or re-enacted.

2.3 The headings in these Rules are for convenience only and shall not affect their construction.

3        GRANT OF OPTIONS

3.1 No UK Approved Option shall be granted to any person who is not a Qualifying Partner on the date of grant or who is precluded from participating in the UK Sub-Plan by paragraph 9 of Schedule 4.

3.2 No UK Approved Option shall be granted over Shares which do not satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4.

3.3 The exercise price per Share for a UK Approved Option shall not be less than 100% of the Market Value of a Share on the date the Option is granted.

3.4 Any UK Approved Option granted to a Qualifying Partner on any date shall be limited and take effect so that the aggregate Market Value of the Shares subject to that option and any other shares subject to Subsisting Options granted to him under the UK Sub-Plan or any other scheme approved under Schedule 4 and established by the Company or any Associated Company of the Company does not exceed or further exceed the limit in paragraph 6 of Schedule 4. For the purpose of this Rule 3.4, the Market Value of Shares shall be calculated as at the time the options in relation to those shares were granted or at such earlier time or times as may have been agreed in writing with the Inland Revenue and, where relevant, shall be converted into Pounds Sterling at the Exchange Rate.

3.5 Notwithstanding the definition of an Eligible Partner in the Main Plan or any provision to the contrary in this UK Sub-Plan, the Company shall not be obligated to grant fewer than 15 UK Approved Options.

4        EXERCISE OF OPTIONS

4.1 An Optionee may not exercise a UK Approved Option at any time when he is precluded from participating in the UK Sub-Plan by paragraph 9 of
         Schedule 4.
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4.2      No UK Approved Option may be exercised unless the Shares which may be acquired on such exercise satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4.

4.3 The exercise price for the Shares as to which a UK Approved Option is exercised shall be paid in cash. No Shares acquired on exercise of a UK Approved Option may be paid for by tender of previously-owned Shares.

4.4 Shares shall be delivered upon the exercise of a UK Approved Option within 30 days of the exercise date.


4.5 In the event of the death of an Optionee, a UK Approved Option may only be exercised by the Optionee's legal personal representatives and may not be exercised more than one year after the date of his death.

4.6 Where a UK Approved Option is exercised on termination of employment by the Optionee due to:

         a.       Retirement, as defined in Section 2 of the Main Plan; or

         b.       retirement, and

         the retirement age specified in the Sub-Plan (for the purpose of section 524 of ITEPA and paragraph 35A of Schedule 4) is 55 or more.

5        CHANGE OF CONTROL

5.1      Subject to Rules 5.3, 5.4 and 5.5 if a company (the "Acquirer"):

         a. obtains Control of the Company as a result of making:

                   - a general offer to acquire the whole of the issued Common Stock of the Company, which is made on a condition such that if it is satisfied the Acquirer will have such Control; or

                   -       a general offer to acquire all the Shares; or


         b. obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the United Kingdom Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986; or

         c. becomes bound or entitled to acquire shares in the Company under Sections 428 to 430 of the said Act of 1985 or Articles 421 to 423 of the said Order of 1986
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         an Optionee may, by agreement with the Acquirer, at any time within the
         Appropriate Period, release his rights under his UK Approved Option ("Old Rights") in consideration of the grant to him of rights ("New Rights") which are equivalent to the Old Rights but relate to shares in the Acquirer or some other company falling within paragraphs 16 (b) or
         (c) of Schedule 4.

5.2      In Rule 5.1, "Appropriate Period" means:

         a. in a case falling within paragraph a, the period of six months beginning with the time when the Acquirer has obtained Control of the Company and any condition subject to which the offer is made is satisfied;

         b. in a case falling within paragraph b, the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

         c. in a case falling within paragraph c, the period during which the Acquirer remains bound or entitled as mentioned in that paragraph.

5.3 For the purposes of this Rule 5, references to Sections 425 and 428 to 430 of the Companies Act 1985 and Articles 418 and 421 to 423 of the Companies (Northern Ireland) Order 1986 shall be construed, where the relevant event occurs in a jurisdiction other than that of the United Kingdom, as being references to similar legislation acceptable to the Inland Revenue.

5.4 The New Rights shall not be regarded for the purpose of Rule 5.1 as equivalent to the Old Rights unless:

         a. the shares to which the New Rights relate satisfy the conditions specified in paragraphs 16 to 20 inclusive of
                  Schedule 4;

         b. the total Market Value, immediately before the release, of the Shares which were subject to the Old Rights is equal to the total Market Value, immediately after the grant, of the shares in respect of which the New Rights are granted;

         c. the total amount payable by the Optionee for the acquisition of shares on complete exercise of the New Rights is equal to the total amount which would have been payable for the acquisition of Shares on complete exercise of the Old Rights; and

         d. the New Rights will be exercisable in the same manner as the Old Rights and subject to the provisions of the UK Sub-Plan as it had effect immediately before the release of the Old Rights, except that the term "Shares" shall mean the shares to which the New Rights relate and the term "Company" shall mean the company of which those shares form part of the share capital.

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5.5      Rights may only be released under Rule 5.1 at a time when the relevant
         UK Approved Option is exercisable pursuant to Section 5.9 of the Main Plan.

6        ADJUSTMENT OF OPTIONS

6.1 No adjustment shall be made to a UK Approved Option, under Section 7 of the Main Plan, except for variation in the share capital of the Company by way of capitalisation or rights issue, consolidation, subdivision or reduction of capital or otherwise.

6.2 No adjustment to a UK Approved Option, under Section 7 of the Main Plan, shall take effect until it has been approved by the Inland Revenue.

7        AMENDMENT OF THE UK SUB-PLAN

         No amendment to a Key Feature which is made to these Rules or to any of the provisions of the Main Plan which affect options granted under the UK Sub-Plan shall be applicable to UK Approved Options until it has been approved by the Inland Revenue.

(Approved by the Compensation and Management Development Committee of the Board of Directors on October 22, 2003.)

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